(h)(4)(i)

Voya

April 2022

AMENDMENT TO

Schwab Rule 12d1-4

FUND OF FUNDS INVESTMENT AGREEMENT

This Amendment ("Amendment") is made as of April 5, 2022, by and among Voya Mutual Funds, Voya Equity Trust, Voya Partners, Inc, Voya Strategic Allocation Portfolios, and Voya

Separate Portfolios Trust, each a registered open-end investment company organized under the laws of their respective state of organization, (each, an "Acquiring Management Company"), on behalf of their respective series identified on Schedule A, severally and not jointly (each, an "Acquiring Fund", and collectively, the "Acquiring Funds"), and Schwab Strategic Trust, a statutory trust organized under the laws of the State of Delaware (the "Trust"), on behalf of its series identified on Schedule B, severally and not jointly (each, an "Acquired Fund", and collectively, the "Acquired Funds"), as amended from time to time, and amends the Fund of Funds Investment Agreement between the parties, dated January 19, 2022 as amended thereafter ("Investment Agreement").

All capitalized terms used in the Amendment and not defined herein shall have the meaning ascribed to them in the Investment Agreement.

WHEREAS, the parties wish to amend the Investment Agreement to add Voya Investors Trust, Voya Intermediate Bond Portfolio and Voya Balanced Portfolio, Inc., each a registered open-

end investment company organized under the laws of their respective state of organization, each as an "Acquiring Management Company", and each on behalf of their respective series identified on an amended Schedule A, as attached hereto, severally and not jointly (each, an "Acquiring Fund", and collectively with the series of Voya Mutual Funds, Voya Equity Trust, Voya Partners, Inc, Voya Strategic Allocation Portfolios, and Voya Separate Portfolios Trust, the "Acquiring Funds").

NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.The provisions of the Investment Agreement shall be applicable to each of Voya Mutual Funds, Voya Equity Trust, Voya Partners, Inc, Voya Strategic Allocation Portfolios, Voya Separate Portfolios Trust, Voya Investors Trust, Voya Intermediate Bond Portfolio and Voya Balanced Portfolio, Inc.

2.Schedule A to the Investment Agreement shall be deleted and replaced in its entirety with a new Schedule A as attached hereto.

3.Except as specifically set forth herein, all other provisions of the Investment Agreement shall remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

Voya

April 2022

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of the parties hereto as of the date set forth above.

Voya Mutual Funds, Voya Equity Trust, Voya Partners, Inc, Voya Strategic Allocation Portfolios, Voya Separate Portfolios Trust, Voya Investors Trust, Voya Intermediate Bond Portfolio and Voya Balanced Portfolio, Inc. on behalf of their respective series listed on Schedule A, Severally and Not Jointly

By:	/s/ Micheline S. Faver
Name:	Micheline S. Faver
Title:	SVP, Head of Mutual Fund Compliance

Schwab Strategic Trust, on behalf of its series listed on Schedule B, Severally and Not Jointly

By:	/s/ Mark Fischer
Name:	Mark Fischer
Title:	CFO

Voya

April 2022

SCHEDULE A

Effective April 5, 2022

***Changes Marked in Bold***

VOYA GLOBAL DIVERSIFIED PAYMENT FUND

VOYA GLOBAL MULTI-ASSET FUND

VOYA INDEX SOLUTION INCOME PORTFOLIO VOYA SOLUTION CONSERVATIVE PORTFOLIO VOYA SOLUTION INCOME PORTFOLIO

VOYA SOLUTION MODERATELY CONSERVATIVE PORTFOLIO VOYA STRATEGIC ALLOCATION CONSERVATIVE PORFOLIO VOYA TARGET IN-RETIREMENT FUND

VOYA BALANCED PORTFOLIO VOYA BALANCED INCOME PORTFOLIO VOYA GLOBAL BOND PORTFOLIO

VOYA GLOBAL PERSPECTIVES FUND

VOYA GLOBAL PERSPECTIVES PORTFOLIO

VOYA INDEX SOLUTION 2025 PORTFOLIO

VOYA INDEX SOLUTION 2030 PORTFOLIO

VOYA INDEX SOLUTION 2035 PORTFOLIO

VOYA INDEX SOLUTION 2040 PORTFOLIO

VOYA INDEX SOLUTION 2045 PORTFOLIO

VOYA INDEX SOLUTION 2050 PORTFOLIO

VOYA INDEX SOLUTION 2055 PORTFOLIO

VOYA INDEX SOLUTION 2060 PORTFOLIO

VOYA INDEX SOLUTION 2065 PORTFOLIO

VOYA INTERMEDIATE BOND PORTFOLIO

VOYA RETIREMENT CONSERVATIVE PORTFOLIO

VOYA RETIREMENT GROWTH PORTFOLIO

VOYA RETIREMENT MODERATE GROWTH PORTFOLIO

VOYA RETIREMENT MODERATE PORTFOLIO

VOYA SOLUTION 2025 PORTFOLIO

VOYA SOLUTION 2030 PORTFOLIO

VOYA SOLUTION 2035 PORTFOLIO

VOYA SOLUTION 2040 PORTFOLIO

VOYA SOLUTION 2045 PORTFOLIO

VOYA SOLUTION 2050 PORTFOLIO

VOYA SOLUTION 2055 PORTFOLIO

VOYA SOLUTION 2060 PORTFOLIO

VOYA SOLUTION 2065 PORTFOLIO

VOYA SOLUTION AGGRESSIVE PORTFOLIO

VOYA SOLUTION BALANCED PORTFOLIO

VOYA SOLUTION MODERATELY AGGRESSIVE PORTFOLIO VOYA STRATEGIC ALLOCATION GROWTH PORTFOLIO VOYA STRATEGIC ALLOCATION MODERATE PORTFOLIO VOYA TARGET RETIREMENT 2025 FUND

VOYA TARGET RETIREMENT 2030 FUND

VOYA TARGET RETIREMENT 2035 FUND

VOYA TARGET RETIREMENT 2040 FUND

VOYA TARGET RETIREMENT 2045 FUND

VOYA TARGET RETIREMENT 2050 FUND

VOYA TARGET RETIREMENT 2055 FUND

VOYA TARGET RETIREMENT 2060 FUND

VOYA TARGET RETIREMENT 2065 FUND

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